HELIX ENERGY SOLUTIONS GROUP, INC.

CODE OF ETHICS FOR CHIEF EXECUTIVE OFFICER

AND SENIOR FINANCIAL OFFICERS

Introductory Note

This Code of Ethics for Chief Executive Officer and Senior Financial Officers (the “Senior Officers Code”) of Helix Energy Solutions Group, Inc. (the “Company”) should be read in conjunction with the Company’s Code of Business Conduct and Ethics (the “Code of Business Conduct”) applicable to all employees of the Company.  When this Senior Officers Code does not address a particular point or cover a substantive area, the Code of Business Conduct should be consulted for guidance and direction. In addition, guidance may be sought from the Company’s General Counsel and/or the Chairman of the Audit Committee of the Board of Directors of the Company (the “Audit Committee”). Many of the policies and procedures referred to in this Senior Officers Code may include policies and procedures that are established and implemented pursuant to the Code of Business Conduct; however, in instances when the Code of Business Conduct is silent, or its terms are inconsistent with or conflict with any of the terms of this Senior Officers Code, then the provisions of this Senior Officers Code will control and govern in all respects.

This Senior Officers Code has been adopted by the Company’s Board of Directors in accordance with Section 406 of the Sarbanes-Oxley Act of 2002, and Item 406 of Regulation S-K promulgated by the United States Securities and Exchange Commission (the “SEC”).

This Senior Officers Code applies to the individuals serving in the following capacities with the Company: Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Controller, and Vice President – Internal Audit (collectively referred to herein as the “Senior Officers”). Many of the responsibilities of the Company’s Senior Officers involve balancing the interests of all of the constituent stakeholders in the Company.  A good part of the balancing of these interests is accomplished by enforcing policies and procedures employed in the Company’s day-to-day operations and in the operation of its financial organization.

This Senior Officers Code does not attempt to address every situation that may arise, but rather sets forth basic principles to guide the Senior Officers.  The Company’s Senior Officers should conduct themselves accordingly, and seek to avoid even the appearance of improper behavior.

If a law conflicts with a policy or procedure set forth in this Senior Officers Code, the Senior Officer must comply with the law.  However, if a local custom or policy conflicts with any provision of this Senior Officers Code, then the Senior Officers must comply with this Senior Officers Code.  If you have any questions about these conflicts, you should consult the Chairman of the Audit Committee.

Those who violate the standards in this Senior Officers Code will be subject to the full range of disciplinary action by the Board of Directors of the Company, including possible termination.

Code of Ethics for Chief Executive Officer
and Senior Financial Officers
(Adopted December 2009)

1.           Promotion of Honest and Ethical Conduct

Since the Company was organized, one of its principal corporate priorities has been compliance with applicable laws and regulations.  It continues to be an important objective for the Company that its officers and its employees adhere to high ethical standards of conduct in their business activities.  Senior Officers should always act in such a manner that the full disclosure of all facts related to any corporate activity would never reflect adversely on the Company.

In performing their duties and responsibilities, Senior Officers should exhibit and promote high standards of honest and ethical conduct, and establish and maintain policies and procedures having the objectives of:

·	Encouraging professional integrity within the Company, including in its financial and administrative organization;

·
Minimizing the occurrence of conflicts between what is in the best interests of the Company and what could result in material personal gain for any member of the organization, including the Senior Officers;

·	Providing a mechanism for employees to inform senior management of deviations in practice from policies and procedures governing legal or ethical behavior; and

·
Demonstrating their support for these policies and procedures through periodic communications reinforcing these ethical standards throughout the Company, including the financial and administrative organization of the Company.

2.           Compliance with Applicable Laws, Rules and Regulations

Obeying the law is the foundation on which the Company’s ethical standards are built. Our Senior Officers must respect the laws of the jurisdictions within which our Company operates.  Our employees as a whole (including those within the financial and administrative organization) are not expected to know the details of all of these applicable laws; however, it is important for them to be informed to an extent that they may be able to determine when to seek advice from their supervisors, managers, the Legal Department, or other appropriate personnel regarding potential violations of laws or regulations.  Towards this end, the Senior Officers should establish and maintain procedures and policies to:

·
Furnish the responsible members of the Company’s financial and administrative organization with information regarding material United States federal, state and local laws and regulations and the laws of any foreign jurisdiction that affect the operation of the Company and its financial and administrative organization;

·	Maintain executive officer oversight of the Company’s financial and administrative organization’s compliance with federal and state laws and regulations; and

·
Identify, report and correct detected material deviations (both within the financial and administrative organization and, in concert with other available corporate resources, elsewhere within the Company) from applicable federal and state laws and regulations.

Code of Ethics for Chief Executive Officer
and Senior Financial Officers
(Adopted December 2009)

The Senior Officers will also assist the Company’s Compliance Officer in establishing and maintaining policies and procedures for informational meetings and training sessions to promote compliance by the Company’s employees with applicable laws, rules and regulations.

3.           Insider Trading

Senior Officers who have access to confidential information about the Company or about any other company are not permitted to use or share that information for stock trading purposes or for any other purpose except the conduct of our business.  All non-public information about the Company and all non-public information about other companies which becomes available to such officer in connection with his or her employment by the Company should be considered confidential information.  To use non-public information for personal financial benefit or to “tip” others who might make an investment decision on the basis of this information is not only unethical but also illegal.  Senior Officers should consult the Company’s Insider Trading Compliance Program and/or the Company’s General Counsel to address any questions.

4.           Conflicts of Interest

A conflict of interest may exist when there is a conflict between a Senior Officer’s obligation to the Company and his or her self-interest.  Such a situation can arise when a Senior Officer takes actions, or has interests, that may make it difficult to perform his or her Company duties objectively and effectively.  Conflicts of interest may also arise when a Senior Officer or a member of his or her family receives improper personal benefits as a result of his or her position in the Company.

Senior Officers should not use their position with the Company, or information acquired in that capacity, in a manner that (a) may create a conflict of interest between the Senior Officer’s personal interests and the Company, or (b) directly or indirectly benefits the Senior Officer’s immediate family.

Generally speaking, Senior Officers should not engage in activities that: compete with any of the Company’s lines of business; provide services or assistance to a competitor; or interfere with the performance of their job duties.

Senior Officers should not use Company assets for their personal gain.  The work that Senior Officers do for the Company belongs to the Company.  Senior Officers may not exploit inventions, patents, trade secrets, or other intellectual property or proprietary information belonging to the Company.  This policy is based on the legal principle that requires directors, officers and employees who handle Company money or property, or who transact Company business, to serve the Company with loyalty.  These individuals are prohibited from taking what in fairness belongs to the Company.  Therefore, if a business opportunity should rightfully belong to the Company, taking it for personal gain is considered taking a corporate asset.

Code of Ethics for Chief Executive Officer
and Senior Financial Officers
(Adopted December 2009)

Specifically, Senior Officers should not participate in, and no member of their immediate family should participate in, any of the following activities without the prior written approval from the Company’s Audit Committee:

·	selling or brokering products or services for any competing enterprise;

·	using Company patents, trademarks, copyrights, trade names, trade secrets or other intellectual property or proprietary information;

·	engaging in asset, land or property transactions in which the Company may have an interest; or

·
acquiring an equity interest (including stock or stock options) in or engaging in any other business or financial arrangement with (whether as an investor, employee or consultant), any business engaged in purchases from or sales to the Company (e.g., a Company customer or supplier) or in competition with the Company, except for equity interests in public companies that are not significant ownership positions in those companies.

Any Senior Officer who becomes aware of any material transaction or relationship that reasonably could be expected to give rise to any such conflict described herein should contact the Chairman of the Audit Committee, or in his or her absence, any other member of the Audit Committee.

In addition, Senior Officers should also obtain the written approval of the Audit Committee before serving as an officer or director of charitable, civic and similar organizations whose activities conflict with the interests of the Company or would impose excessive time demands.

5.           Disclosures in Company Periodic Reports to be Filed

The Company has in place disclosure controls and procedures.  These disclosure controls and procedures have been designed to assist the Company in fulfilling its objective of providing full, fair, accurate, timely and understandable disclosure in the reports and documents that the Company files with, or submits to, the SEC, and in other public communications made by the Company.  These disclosure controls and procedures include the Company’s internal accounting controls.

The Company has established and will maintain accounting policies, systems, controls and records for authorizing, executing and recording, in reasonable detail, transactions involving the Company’s assets and liabilities.  In addition, the Company has established physical and administrative controls for access to its assets and will periodically reconcile its recorded and existing assets. In connection with these policies and procedures, the Senior Officers will manage the Company’s transactional and reporting systems and procedures in a manner consistent with the following objectives:

·
Business transactions will be properly authorized and accurately recorded on the Company’s books and records in accordance with generally accepted accounting principles and established Company financial policies.

Code of Ethics for Chief Executive Officer
and Senior Financial Officers
(Adopted December 2009)

·	The retention or disposal of Company records will be in accordance with established Company financial policies and applicable legal and regulatory requirements.

·	Financial communications and reports will be composed and delivered in an effective manner so that readers and users may readily determine their significance and consequences.

The Company’s books, records, accounts and financial statements should be maintained in reasonable detail, appropriately reflect the Company’s transactions, and conform to applicable legal requirements and to the Company’s system of internal controls.

Business records and communications often become public, and Senior Officers should avoid (and should encourage employees to avoid) any exaggeration, derogatory remarks, guesswork, or inappropriate characterizations of people and companies. This applies equally to e-mail, internal memos, and formal reports.

Records should be retained or destroyed according to the Company’s record retention policies.  In the event of litigation or governmental investigation, please consult the Company’s Legal Department.

6.	Disclosure of this Code of Ethics for Chief Executive Officer and Senior Financial Officers, and Waivers of its Terms

This Senior Officers Code may be filed with the SEC as an exhibit to the Company’s Annual Report on Form 10-K or posted on the Company’s website and will otherwise be made publicly available as required by law or stock exchange rule.  Waivers of any provisions of this Senior Officers Code can be made only by the Audit Committee, and any waivers so granted must be disclosed as required by law or stock exchange rule.  In like respect, any amendments or modifications to this Senior Officers Code must be disclosed as required by law and/or stock exchange rule.

IMPORTANT:  Any Audit Committee waivers or approvals of or consents to any activities or matters that otherwise would violate or conflict with this Senior Officers Code, will have to be disclosed and available for public review in filings with the SEC and/or disclosed elsewhere (e.g., the Company’s website) as required by law or stock exchange regulation.

These disclosures will have to remain publicly available and maintained by the Company for the specified period of time required by law and/or stock exchange rule.  Likewise, information concerning these disclosures will have to be retained by the Company for the specified period of time mandated by law and/or stock exchange rule.

Code of Ethics for Chief Executive Officer
and Senior Financial Officers
(Adopted December 2009)

7.           Reporting any Illegal or Unethical Behavior

Senior Officers should report to the Audit Committee Chairman, or in his or her absence, any other member or members of the Audit Committee, any information concerning any illegal or unethical behavior, or any behavior in violation of this Senior Officers Code.  In addition, all Senior Officers are encouraged to consult and visit with the Audit Committee Chairman, and any other member of the Audit Committee, if they have any questions or concerns about the terms or implementation of this Senior Officers Code, or any legal or ethical matters concerning the Company whatsoever.

8.           Compliance Procedures

With respect to the Senior Officers, there are particular actions that can be taken to assure that the Company’s commitment to legal and ethical business conduct works in practice.

First, a mechanism is available to help the Senior Officers to handle judgment decisions, those “gray areas” where it is often hard to pinpoint right from wrong.  When these situations arise, counsel should be sought: ask the Audit Committee Chairman or any other member of the Company’s Audit Committee. Also, you are encouraged to visit with the Company’s General Counsel as well. With regard to the Company’s employees and questions of ethics and law, all supervisors and managers (including Senior Officers) should maintain an “open door” policy.  Senior Officers should make themselves available to employees who have questions or concerns.  Employees should be encouraged to understand that the time to bring up a question of legal or moral standards or ethical behavior is before the fact, rather than after the fact.  Employees should be encouraged to talk to their supervisors about a question of proper business conduct, no matter how small or insignificant it may seem to be.

Second, specific principles and procedures have been established that will make attention to this Senior Officers Code and detection of variances from this Senior Officers Code an important part of our overall compliance programs.  These principles and procedures are as follows:

·
The Audit Committee serves as the final authority with regard to the Company’s Senior Officers Code, as well as its Code of Business Conduct, and is responsible for specifying and implementing procedures to implement these Codes.

·
At least once a year, the Audit Committee will review this Senior Officers Code. The Audit Committee will have the authority to make such modifications as it deems appropriate, subject to full Board of Directors ratification.

·
Senior Officers should, subject to the bounds of reasonableness, investigate legitimate suspicions that unethical or illegal activities are taking place and call upon the Executive Chairman, Chief Executive Officer, the General Counsel, or any member of the Audit Committee (as may be appropriate under the circumstances) for assistance.

Code of Ethics for Chief Executive Officer
and Senior Financial Officers
(Adopted December 2009)

·
Each Senior Officer will sign a certification every year to be sent to the Audit Committee affirming their knowledge and understanding of the Senior Officers Code, and stating that within the past year: (a) they have reviewed the Senior Officers Code, along with their immediate subordinates; (b) they have investigated, acting reasonably, all cases of suspicious conduct that have come to their attention; and (c) they have reported significant violations of this Senior Officers Code that have come to their attention to the Audit Committee.

Like our Code of Business Conduct, the systems the Company has devised for follow-through will be subject to change and revision as its directors and officers gain experience with it.  The Company has no intention of overcomplicating its officers’ business lives with unnecessary procedures.  But at the same time, the Company wants it understood that adherence to this Senior Officers Code carries a very high priority.

Code of Ethics for Chief Executive Officer
and Senior Financial Officers
(Adopted December 2009)